Exhibit 99.1

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2021 FIRST QUARTER FINANCIAL RESULTS

2021 First Quarter Highlights

•	Net income for the three months and quarter ended March 31, 2021, totaled $7,471,000, which is an increase of $8,694,000 or 710.9% over comparable period results for the three months ended March 31, 2020. Basic earnings (loss) per share was $0.86 and $(0.14) for the three months ended March 31, 2021 and 2020, respectively. The higher net income for the first quarter of 2021 was primarily a result of one-time merger expenses related to the acquisition of Frederick County Bancorp, Inc. and higher loan loss provision in 2020.

•	Net interest income for the three months and quarter ended March 31, 2021, totaled $17,325,000, which is a decrease of $130,000 or 0.7% over comparable period results for the three months ended March 31, 2020.

•	Total loans outstanding were $1,610,718,000 at March 31, 2021, as compared to $1,606,039,000 at March 31, 2020, for an increase of 0.3%.

•	Total deposits were $2,278,622,000 at March 31, 2021, as compared to $1,811,357,000 at March 31, 2020, for an increase of 25.8%.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in the first quarter of 2021 totaled $2,177,000, or $0.25 per common share, which is the same amount per common share paid in the first quarter of 2020. It was recently announced the regular cash dividend declared for the second quarter of 2021 is consistent at $0.25 per common share, payable on June 15, 2021, to shareholders of record as of June 1, 2021. Additionally, the Board of Directors approved and declared a special cash dividend of $0.02 per common share also payable on June 15, 2021, to shareholders of record as of June 1, 2021.

•	ACNB Corporation continues to address the impact of the COVID-19 pandemic with a focused and responsive plan to meet the needs of the Corporation’s customers and communities, as well as to maintain a high level of operational performance while protecting valued staff members. Due to

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

COVID-19 customer impacts, as of March 31, 2021, the Corporation’s community banking subsidiary, ACNB Bank, had outstanding approvals for temporary loan modifications and deferrals for 30 loans totaling $23,720,360 in principal balances, representing 1.5% of the total loan portfolio. In addition, during the first quarter of 2021, ACNB Bank continued its participation in the Paycheck Protection Program (PPP) originating 609 additional PPP loans in the dollar amount of $53,119,488 to support local businesses and other eligible organizations. All PPP loan originations for 2020 and 2021 totaled 2,049 loans in the dollar amount of $213,977,091 as of March 31, 2021.

•	On February 23, 2021, ACNB Corporation’s Board of Directors approved a plan authorizing the future repurchase of up to 261,000 shares, or approximately 3%, of the Corporation’s outstanding shares of common stock.

•	On March 30, 2021, ACNB Corporation issued $15,000,000 in subordinated debt with the intention to use the net proceeds to retire outstanding debt of the Corporation, repurchase issued and outstanding shares of the Corporation, support general corporate purposes, underwrite growth opportunities, create an interest reserve for the notes issued, and downstream proceeds to ACNB Bank to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank, and support the Bank’s organic growth initiatives.

•	Effective as of the end of business on March 31, 2021, ACNB Bank permanently closed the York Springs Office in Adams County, PA, and the Eldersburg Office in Carroll County, MD, following an in-depth review and analysis of the branch network.

GETTYSBURG, PA, April 29, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months and quarter ended March 31, 2021, with net income of $7,471,000. Compared to the net loss of $(1,223,000) for the quarter ended March 31, 2020, this is an increase of $8,694,000 or 710.9% over comparable period results. Basic earnings (loss) per share was $0.86 and $(0.14) for the three months ended March 31, 2021 and 2020, respectively, which is an increase of $1.00 or 714.3%. The higher net income for the first quarter of 2021 was primarily a result of one-time merger expenses related to the acquisition of Frederick County Bancorp, Inc. and higher loan loss provision in 2020.

“ACNB Corporation is cautiously optimistic about the remainder of 2021 given the positive financial results for the first quarter. Capital is strong, and we continue to maintain a deliberate operational focus on credit quality, customer relationship enhancement, and sustained profitability,” said James P. Helt,

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

ACNB Corporation President & Chief Executive Officer. “This optimism resulted in the recent announcement of the special cash dividend of $0.02 per common share payable to ACNB Corporation shareholders in June of this year. This is the first time the Board of Directors has declared a special dividend to shareholders in more than a decade.”

Mr. Helt continued, “As we look to the remainder of 2021 and the organization’s roadmap for digital banking transformation, a major initiative is the conversion of the Bank’s core operating system in July to a new platform providing for enhancements and efficiencies in servicing customer accounts. This project touches nearly every facet of the Bank’s operations, as well as is a testament to the commitment and dedication of staff members even during the COVID-19 pandemic.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first quarter of 2021 were $23,238,000, or a 7.5% increase over total revenues of $21,621,000 for the first quarter of 2020.

Net Interest Income and Margin

Net interest income decreased by $130,000 to $17,325,000 for the first quarter of 2021, which is a decrease of 0.7% compared to $17,455,000 for the first quarter of 2020. The net interest margin for the first quarter of 2021 was 2.94%, in comparison to 3.55% for the same period of 2020. Net interest income was negatively impacted with increased margin compression in 2021, resulting in the decrease in interest income exceeding the decrease in interest expense during these comparable periods.

Noninterest Income

Noninterest income for the first quarter of 2021 was $5,913,000, an increase of $1,747,000, or 41.9%, compared to the first quarter of 2020. The increase includes both income from mortgage loans held for sale and revenue from fiduciary, investment management and brokerage activities which grew 303.5% and 5.2%, respectively, from the first quarter of 2020 to the first quarter of 2021.

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

Noninterest Expense

Noninterest expense for the first quarter of 2021 was $13,787,000, a decrease of $5,670,000, or 29.1%, from the same period in 2020, due primarily to one-time merger expenses incurred in 2020.

Loans

Total loans outstanding were $1,610,718,000 at March 31, 2021. Loans outstanding decreased by $27,066,000, or 1.7%, since December 31, 2020, and increased by $4,679,000, or 0.3%, from March 31, 2020 to March 31, 2021. The decrease in loans year to date is largely attributable to the sale of most new residential mortgages and the early payoff of loans in the residential mortgage, consumer and government lending portfolios. Year over year, organic loan growth is primarily a result of active participation in the Paycheck Protection Program (PPP). Despite the intense competition in the Corporation’s market areas, there is a continued focus internally on asset quality and disciplined underwriting standards in the loan origination process. As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first quarter of 2021 was $50,000.

Deposits

Total deposits were $2,278,622,000 at March 31, 2021. Deposits increased by $93,097,000, or 4.3%, since December 31, 2020, and $467,265,000, or 25.8%, from March 31, 2020 to March 31, 2021. Year over year, organic deposit growth is a function of slow economic conditions increasing the level of deposits held by existing and new customers, especially in the segment of municipal depositors.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first quarter of 2021 totaled $2,177,000, or $0.25 per common share. In the first quarter of 2020, ACNB Corporation also paid $0.25 per common share for total dividends paid to shareholders in the amount of $2,167,000.

It was recently announced the regular cash dividend declared for the second quarter of 2021 is consistent at $0.25 per common share, payable on June 15, 2021, to shareholders of record as of June 1,

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

2021. Additionally, the Board of Directors approved and declared a special cash dividend of $0.02 per common share also payable on June 15, 2021, to shareholders of record as of June 1, 2021.

COVID-19 Pandemic

As previously reported, ACNB Corporation implemented numerous initiatives to support and protect employees and customers during the COVID-19 pandemic. These efforts continue as the organization responds to changes in the operating environment with varying levels of business activity in its regions of operation in Pennsylvania and Maryland. Current information and guidelines related to ongoing COVID-19 initiatives and communications are available at acnb.com. As of March 31, 2021, ACNB Corporation’s community banking subsidiary, ACNB Bank, had outstanding approvals for temporary loan modifications and deferrals for 30 loans totaling $23,720,360 in principal balances, representing 1.5% of the total loan portfolio.

Paycheck Protection Program

ACNB Bank serves as an active participant in the PPP, as authorized initially by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and subsequently by the Coronavirus Response and Relief Supplemental Appropriations Act. As of March 31, 2021, ACNB Bank closed and funded 2,049 loans totaling $213,977,091, resulting in approximately $8,900,000 in total fee income of which $2,875,000, before costs, was recognized in 2020. Further, $953,000 was recognized as an adjustment to interest income yield in the first quarter of 2021, with the remainder to be recognized in future quarters as an adjustment to interest income yield.

Corporate Actions

On February 23, 2021, ACNB Corporation’s Board of Directors approved a plan authorizing the future repurchase of up to 261,000 shares, or approximately 3%, of the Corporation’s outstanding shares of common stock.

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

On March 30, 2021, ACNB Corporation issued $15,000,000 in subordinated debt with the intention to use the net proceeds to retire outstanding debt of the Corporation, repurchase issued and outstanding shares of the Corporation, support general corporate purposes, underwrite growth opportunities, create an interest reserve for the notes issued, and downstream proceeds to ACNB Bank to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank, and support the Bank’s organic growth initiatives.

ACNB Bank Update

Effective as of the end of business on March 31, 2021, ACNB Bank permanently closed the York Springs Office in Adams County, PA, and the Eldersburg Office in Carroll County, MD, in response to an in-depth review and analysis of the branch network that included evaluating how, when, and where customers do their banking. The results validated a trend happening across the country---amplified by the effects of the pandemic---with customers utilizing electronic services more frequently and making fewer visits to the office to conduct banking transactions. After careful consideration, ACNB Bank closed the York Springs Office and the Eldersburg Office, which operated under the brand of NWSB Bank, and worked with the impacted staff members interested in pursuing other employment opportunities within the organization.

ACNB Bank is also planning for the conversion of its core operating system to a new platform in the third quarter of 2021 with the goal of providing enhancements and efficiencies in the Bank’s servicing of customer accounts. This initiative is a major component of the Bank’s long-term core and digital banking transformation project, which has already resulted in the implementation of person-to-person transfers via Zelle®, end-to-end online deposit account opening, and debit card instant issuance in 2020.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc.,

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to the Corporation, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-8

April 29, 2021

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended March 31,
	2021	2020
INCOME STATEMENT DATA
Interest income	$19,370	$20,909
Interest expense	2,045	3,454
Net interest income	17,325	17,455
Provision for loan losses	50	4,000
Net interest income after provision for loan losses	17,275	13,455
Noninterest income	5,913	4,166
Merger-related expenses	--	5,965
Noninterest expense	13,787	13,492
Income (Loss) before income taxes	9,401	(1,836)
Provision (Benefit) for income taxes	1,930	(613)
Net income (loss)	$7,471	$(1,223)
Basic earnings (loss) per share	$0.86	$(0.14)

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income (loss)	$7,471	$(1,223)
Merger-related expenses, net of income taxes	--	4,573
Adjusted net income (non-GAAP)*	$7,471	$3,350
Adjusted basic earnings per share (non-GAAP)*	$0.86	$0.40

* See Non-GAAP Financial Measures above.

ACNB Corporation

Press Release/2021 First Quarter Financial Results

April 29, 2021

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	March 31, 2021	March 31, 2020	December 31, 2020
BALANCE SHEET DATA
Assets	$2,654,617	$2,180,065	$2,555,362
Securities	$366,699	$273,026	$350,182
Loans, total	$1,610,718	$1,606,039	$1,637,784
Allowance for loan losses	$20,237	$15,852	$20,226
Deposits	$2,278,622	$1,811,357	$2,185,525
Borrowings	$96,898	$97,827	$92,209
Stockholders’ equity	$257,612	$246,994	$257,972
COMMON SHARE DATA
Basic earnings (loss) per share	$0.86	$(0.14)	$2.13
Cash dividends paid per share	$0.25	$0.25	$1.00
Book value per share	$29.56	$28.49	$29.62
Number of common shares outstanding	8,715,020	8,669,906	8,709,393
SELECTED RATIOS
Return on average assets	1.19%	(0.23)%	0.78%
Return on average equity	11.74%	(2.04)%	7.39%
Non-performing loans to total loans	0.52%	0.49%	0.48%
Net charge-offs to average loans outstanding	0.00%	0.13%	0.16%
Allowance for loan losses to non-acquired loans (non-GAAP)*	1.66%	1.42%	1.65%
Allowance for loan losses to total loans	1.26%	0.99%	1.23%
Allowance for loan losses to non-performing loans	241.87%	201.60%	251.16%

* See Non-GAAP Financial Measures above.